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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the 1996 Key Employees Stock Incentive Plan, Management Stock Purchase Plan, Non Employee Director Stock Option Plan, and the 1992 Key Employees Stock Option Plan of American Pad & Paper Company of our report dated February 16, 1996, with respect to the consolidated financial statements and schedules of Niagara Envelope Company, Inc. included in the American Pad & Paper Company's Prospectus, dated July 1, 1996.

                                             ERNST & YOUNG LLP



Buffalo, New York
December 9, 1996